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                                                                     EXHIBIT 4.3

                          REGISTRATION RIGHTS AGREEMENT


                           DATED AS OF MARCH 31, 1998


                                  BY AND AMONG


                              SAC ACQUISITION CORP.


                                       AND


                      NATIONSBANC MONTGOMERY SECURITIES LLC












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            This Registration Rights Agreement (this "Agreement") is made and entered into as of March 31, 1998 by and among SAC Acquisition Corp., a Georgia corporation (the "Company"), and NationsBanc Montgomery Securities LLC (the "Initial Purchaser"), who has agreed to purchase the Company's 9_% Series A Senior Notes due 2006 (the "Series A Notes") pursuant to the Purchase Agreement (as defined below).

            This Agreement is made pursuant to the Purchase Agreement, dated March 24, 1998 (the "Purchase Agreement"), by and between the Company and the Initial Purchaser. In order to induce the Initial Purchaser to purchase the Series A Notes, the Company has agreed to provide the registration rights set forth in this Agreement. In addition, SIMCALA, Inc., a Delaware corporation ("SIMCALA"), will agree, immediately after consummation of the Acquisition, to enter into the Registration Rights Agreement Supplement, in substantially the form attached hereto as Exhibit A, pursuant to which SIMCALA will assume the rights and obligations of the Company hereunder. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchaser set forth in Section 7 of the Purchase Agreement.

            The parties hereby agree as follows:

SECTION 1.        DEFINITIONS

            As used in this Agreement, the following capitalized terms shall have the following meanings:

            Acquisition: The acquisition by the Company of SIMCALA to occur on March 31, 1998.

            Act: The Securities Act of 1933, as amended.

            Broker-Dealer: Any broker or dealer registered under the Exchange
Act.

            Closing Date: The date of this Agreement.

            Commission: The Securities and Exchange Commission.

            Company Indemnified Person: As defined in Section 8(a) hereof.

            Consummate: A Registered Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Series B Notes to be issued in the Exchange Offer,
(ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Company to the Registrar under the Indenture of Series B Notes in the same aggregate principal amount as the aggregate principal amount of Series A Notes that were tendered by Holders thereof pursuant to the Exchange Offer.

            Damages Payment Date: With respect to the Series A Notes, each Interest Payment Date.


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            Effectiveness Target Date: As defined in Section 5.

            Exchange Act: The Securities Exchange Act of 1934, as amended.

            Exchange Offer: The registration by the Company under the Act of the Series B Notes pursuant to the Exchange Offer Registration Statement pursuant to which the Company offers (subject to the provisions of Section 4 hereof) the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for Series B Notes in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

            Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

            Exempt Resales: The transactions in which the Initial Purchaser proposes to sell the Series A Notes (i) to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Act and (ii) to certain institutional "accredited investors," as such term is defined in Rule 501(a)(1),
(2), (3) or (7) of Regulation D under the Act ("Accredited Institutions").

            Holder: As defined in Section 2(b) hereof.

            Holder Indemnified Person: As defined in Section 8(b) hereof.

            Indemnified Holder: As defined in Section 8(a) hereof.

            Indentures: The Indenture, dated as of March 31, 1998, between the Company and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee"), pursuant to which the Notes are to be issued, and the Supplemental Indenture, dated as of March 31, 1998 (the "Supplemental Indenture"), between SIMCALA and the Trustee, as such Indentures are amended or supplemented from time to time in accordance with the terms thereof.

            Initial Purchaser: As defined in the preamble hereto.

            Interest Payment Date: As defined in the Indentures and the Notes.

            NASD: National Association of Securities Dealers, Inc.

            Notes: The Series A Notes and the Series B Notes.

            Person: An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

            Prospectus: The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.


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            Record Holder: With respect to any Damages Payment Date relating to the Notes, each Person who is a Holder of Notes on the record date with respect to the Interest Payment Date on which such Damages Payment Date shall occur.

            Registration Default: As defined in Section 5 hereof.

            Registration Statement: Any registration statement of the Company filed with the Commission relating to (a) an offering of Series B Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

            Series B Notes: The Company's 9_% Series B Senior Notes due 2006 to be issued pursuant to the Indenture in the Exchange Offer or (b) pursuant to a Shelf Registration Statement in exchange for Series A Notes.

            Shelf Filing Deadline: As defined in Section 4 hereof.

            Shelf Registration Statement: As defined in Section 4 hereof.

            TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.

            Transfer Restricted Securities: Each Note, until the earliest to occur of (a) the date on which such Note is exchanged in the Exchange Offer and entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Act, (b) the date on which such Note has been effectively registered under the Act and disposed of in accordance with a Shelf Registration Statement or (c) the date on which such Note is distributed to the public pursuant to Rule 144 under the Act or by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein).

            Underwriter(s): The underwriter(s) in an Underwritten Offering.

            Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public pursuant to an effective registration statement filed with the Commission.


SECTION 2.        SECURITIES SUBJECT TO THIS AGREEMENT

            (a) Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

            (b) Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person owns Transfer Restricted Securities.


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SECTION 3.        REGISTERED EXCHANGE OFFER

            (a) Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with), the Company shall (i) use all commercially reasonable efforts to cause to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 60 days after the Closing Date, the Exchange Offer Registration Statement, (ii) use all commercially reasonable efforts to cause such Exchange Offer Registration Statement to be declared effective by the Commission no later than 120 days after the Closing Date, (iii) in connection with the foregoing, file (A) all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause such Exchange Offer Registration Statement to be declared effective, (B) if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act and
(C) cause all necessary filings in connection with the registration and qualification of the Series B Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and
(iv) upon the effectiveness of such Exchange Offer Registration Statement, commence the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting registration of the Series B Notes to be offered in exchange for the Transfer Restricted Securities and to permit resales of Notes held by Broker-Dealers as contemplated by Section 3(c) below.

            (b) The Company shall use commercially reasonable efforts to cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 business days. The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Notes shall be included in the Exchange Offer Registration Statement. The Company shall use commercially reasonable efforts to cause the Exchange Offer to be Consummated no later than 45 business days after the Exchange Offer Registration Statement has been declared effective.

            (c) The Company shall indicate in a "Plan of Distribution" section contained in the Prospectus contained in the Exchange Offer Registration Statement that any Broker-Dealer who holds Series A Notes that are Transfer Restricted Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company), may exchange such Series A Notes pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with any resales of the Series B Notes received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Notes held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.


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            The Company shall use commercially reasonable efforts to keep the
Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) below to the extent necessary to ensure that it is available for resales of Notes acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 180 days from the date on which the Exchange Offer Registration Statement is declared effective.

            The Company shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon reasonable request at any time during such 180 day period in order to facilitate such resales.


SECTION 4.        SHELF REGISTRATION

            (a) Shelf Registration. If (i) the Company is not required to file an Exchange Offer Registration Statement or to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with) or (ii) if any Holder of Transfer Restricted Securities shall notify the Company within 20 business days of the Consummation of the Exchange Offer (A) that such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, or (B) that such Holder may not resell the Series B Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (C) that such Holder is a Broker-Dealer and holds Series A Notes acquired directly from the Company or one of its affiliates, then the Company shall

                  (x) use commercially reasonable efforts to file a shelf registration statement on the appropriate Commission form available to the Company with the Commission pursuant to Rule 415 under the Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the "Shelf Registration Statement") on or prior to the earliest to occur of (1) the 60th day after the date on which the Company determines that it is not required to file the Exchange Offer Registration Statement or (2) the 60th day after the date on which the Company receives notice from a Holder of Transfer Restricted Securities as contemplated by clause (ii) above (such earliest date being the "Shelf Filing Deadline"), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to
         Section 4(b) hereof; and

                  (y) use commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or before the 105th day after the Shelf Filing Deadline.

The Company shall use commercially reasonable efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and


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(c) hereof to the extent necessary to ensure that it is available for resales of
Notes by the Holders of Transfer Restricted Securities entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years following the Closing Date or such shorter period ending when all Transfer Restricted Securities covered by such Shelf Registration Statement have been sold in the manner set forth and as contemplated by such Shelf Registration Statement.

            (b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 15 business days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to Liquidated Damages pursuant to Section 5 hereof unless and until such Holder shall have used commercially reasonable efforts to provide all such reasonably requested information. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading. No Holder of Transfer Restricted Securities shall be entitled to use a Prospectus unless and until such Holder shall have furnished the reasonably requested information required by this Section 4(b), and shall have committed to notify the Company promptly of any change in such information.


SECTION 5.        LIQUIDATED DAMAGES

            If (i) any of the Registration Statements required by this Agreement is not filed with the Commission on or prior to the date specified for such filing in this Agreement, (ii) any of such Registration Statements has not been declared effective by the Commission on or prior to the date specified for such effectiveness in this Agreement (the "Effectiveness Target Date"), (iii) the Exchange Offer has not been Consummated within 30 business days after the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself immediately declared effective (each such event referred to in clauses (i) through (iv), a "Registration Default"), the Company hereby agrees to pay liquidated damages to each Holder of Transfer Restricted Securities with respect to the first 90-day period immediately following the occurrence of such Registration Default, in an amount equal to $.05 per week per $1,000 principal amount of Transfer Restricted Securities held by such Holder. The amount of the liquidated damages shall increase by an additional $.05 per week per $1,000 in principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages of $.30 per week per $1,000 principal amount of Transfer Restricted Securities. All accrued liquidated damages shall be paid to Record Holders by the Company by wire transfer of immediately available funds or by federal funds check on each Damages Payment Date, as provided in the Indenture. Following the cure of all Registration Defaults relating to any particular Transfer Restricted Securities, the accrual of liquidated damages with respect to such Transfer Restricted Securities will cease.


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            All obligations of the Company set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.


SECTION 6.        REGISTRATION PROCEDURES

            (a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company shall comply with all of the provisions of Section 6(c) below, shall use commercially reasonable efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

                  (i) If in the reasonable opinion of counsel to the Company there is a question as to whether the Exchange Offer is permitted by applicable law, the Company hereby agrees to seek a no-action letter or other favorable decision from the Commission allowing the Company to Consummate an Exchange Offer for such Series A Notes. The Company hereby agrees to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy. The Company hereby agrees, however, to (A) participate in telephonic conferences with the Commission, (B) deliver to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursue a resolution (which need not be favorable) by the Commission staff of such submission.

                  (ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation thereof, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Series B Notes to be issued in the Exchange Offer and (C) it is acquiring the Series B Notes in its ordinary course of business. In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Company's preparations for the Exchange Offer. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by


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         Item 507 or 508, as applicable, of Regulation S-K if the resales are of
         Series B Notes obtained by such Holder in exchange for Series A Notes acquired by such Holder directly from the Company.

                  (iii) Prior to effectiveness of the Exchange Offer Registration Statement, the Company shall provide a supplemental letter to the Commission (A) stating that the Company is registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991) and, if applicable, any no-action letter obtained pursuant to clause (i) above and (B) including a representation that the Company has not entered into any arrangement or understanding with any Person to distribute the Series B Notes to be received in the Exchange Offer and that, to the best of the Company's information and belief, each Holder participating in the Exchange Offer is acquiring the Series B Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Series B Notes received in the Exchange Offer.


            (b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Company shall comply with all the provisions of
Section 6(c) below and shall use commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will as expeditiously as possible prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof.

            (c) General Provisions. In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Notes by Broker-Dealers), the Company shall:

                  (i) use commercially reasonable efforts to keep such Registration Statement continuously effective for the period specified in Section 3 or 4 of this Agreement, as applicable;

                  (ii) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;


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                  (iii) advise the Underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) with respect to any Shelf Registration Statement or any related Prospectus, when the Prospectus or any Prospectus supplement or post-effective amendment has been filed with the Commission, and, with respect to any Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) with respect to any Shelf Registration Statement or any related Prospectus, of any request by the Commission for amendments to the Shelf Registration Statement or amendments or supplements to the related Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus with respect to any omission to state a material fact in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                  (iv) furnish to each of the selling Holders beneficially owning 15% or more of the aggregate principal amount of the Notes and each of the Underwriter(s), if any, before filing with the Commission, copies of any Shelf Registration Statement or any related Prospectus included therein or any amendments or supplements to any such Shelf Registration Statement or related Prospectus (including all documents incorporated by reference after the initial filing of such Shelf Registration Statement), which documents will be subject to the review of such Holders and Underwriter(s), if any, for a period of at least three business days, and the Company will not file any such Shelf Registration Statement or related Prospectus or any amendment or supplement to any such Shelf Registration Statement or related Prospectus (including all such documents incorporated by reference) to which a selling Holder of Transfer Restricted Securities covered by such Shelf Registration Statement or the Underwriter(s), if any, shall reasonably object within three business days after the receipt thereof. A selling Holder or underwriter, if any, shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission with respect to information regarding such Holder or underwriter or fails to comply with the applicable requirements of the Act;

                  (v) promptly prior to the filing of any document that is to be incorporated by reference into a Shelf Registration Statement or related Prospectus, provide copies of such document to the selling Holders beneficially owning 15% or more of the aggregate principal amount of the Notes and to the Underwriter(s), if any, make the Company's representatives available for discussion of such document and other customary due diligence matters, and


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

         include such information in such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably may request;

                  (vi) make available at reasonable times for inspection by the selling Holders, any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, and any attorney or accountant retained by such selling Holders or any of the Underwriter(s), all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Shelf Registration Statement subsequent to the filing thereof and prior to its effectiveness;

                  (vii) if requested by any selling Holders beneficially owning 15% or more of the aggregate principal amount of the Notes or the Underwriter(s), if any, promptly incorporate in any Shelf Registration Statement or related Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and Underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such Underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

                  (viii) furnish to each selling Holder and each of the Underwriter(s), if any, without charge, upon request therefrom, at least one copy of the Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

                  (ix) deliver to each selling Holder and each of the Underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) included in any Shelf Registration Statement and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto included in any Shelf Registration Statement by each of the selling Holders and each of the Underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto in the manner described therein;

                  (x) enter into such agreements (including an underwriting agreement), and make such representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Shelf Registration Statement contemplated by this Agreement, all to such extent as may be reasonably requested by the Initial Purchaser or by any Holder of Transfer Restricted Securities or Underwriter in connection with any sale or resale pursuant to any Shelf Registration Statement contemplated by this Agreement; and whether or not an underwriting


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

         agreement is entered into and whether or not the registration is an Underwritten Registration, the Company shall in connection with a Shelf Registration Statement:

                  (A) furnish to each selling Holder and each Underwriter, if any, in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of the effectiveness of the Shelf Registration Statement:

                        (1) a certificate, dated the date of effectiveness of
                  the Shelf Registration Statement signed by (y) the President or any Vice President and (z) a principal financial or accounting officer of the Company confirming, as of the date thereof, the matters set forth in paragraphs (c) and (d) of
                  Section 7 of the Purchase Agreement (or stating any exceptions thereto) and such other matters as such parties may reasonably request;

                        (2) an opinion, dated the date of effectiveness of the
                  Shelf Registration Statement of counsel for the Company, covering the matters set forth in paragraph (g) of Section 7 of the Purchase Agreement and such other matters as such parties may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company and representatives of the independent public accountants for the Company in connection with the preparation of such Registration Statement and the related Prospectus and have considered the matters required to be stated therein and the statements contained therein, and although such counsel has not independently verified the accuracy, completeness or fairness of such statements, on the basis of the foregoing (relying as to materiality to a large extent upon facts provided to such counsel by officers and other representatives of the Company and without independent check or verification), no facts came to such counsel's attention that caused such counsel to believe that the applicable Shelf Registration Statement, at the time such Shelf Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of exhibits, the financial statements, notes and schedules and other financial and statistical data included in any Registration Statement contemplated by this Agreement or the related Prospectus; and

                        (3) a customary comfort letter, dated as of the date of
                  effectiveness of the Shelf Registration Statement, from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters by underwriters in connection with primary underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to Section 7(l) of the Purchase Agreement, subject to receipt of appropriate documentation, and only if permitted by Statement of Auditing Standards No. 72;

                  (B) set forth in full or incorporate by reference in the
            underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

                  (C) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company pursuant to this clause (xi), if any.

                  (xi) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the Underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions within the United States as the selling Holders or Underwriter(s) may reasonably request and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions within the United States of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

                  (xii) shall issue, upon the request of any Holder of Series A Notes covered by the Shelf Registration Statement, Series B Notes, having an aggregate principal amount equal to the aggregate principal amount of Series A Notes surrendered to the Company by such Holder being sold by such Holder; such Series B Notes to be registered in the name of the purchaser(s) of such Notes; in return, the Series A Notes held by such Holder shall be surrendered to the Company for cancellation;

                  (xiii) in connection with a Shelf Registration Statement, cooperate with the selling Holders and the Underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the Underwriter(s), if any, may request at least two business days prior to any sale of Transfer Restricted Securities made by such Underwriter(s);

                  (xiv) use commercially reasonable efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xi) above;

                  (xv) if any fact or event contemplated by clause (c)(iii)(D) above shall exist or have occurred, (A) prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading and/or (B) use commercially reasonable efforts to cause such amendment or supplement to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

                  (xvi) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of the Registration Statement and provide the Trustee under the Indenture with certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depositary Trust Company;

                  (xvii) in connection with a Shelf Registration Statement, cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any Underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD, and use commercially reasonable efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities within the United States as may be necessary to enable the Holders selling Transfer Restricted Securities to consummate the disposition of such Transfer Restricted Securities;

                  (xviii) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to Underwriters in a firm or best efforts Underwritten Offering or (B) if not sold to Underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement;

                  (xix) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use commercially reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner;

                  (xx) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of
         Section 13(a) and Section 15(d) of the Exchange Act.

            Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xv) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xv) hereof or shall have received the Advice.


SECTION 7.        REGISTRATION EXPENSES

            (a) All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made by the Initial Purchaser or any Holder with the NASD (and, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel that may be required by the rules and regulations of the NASD)); (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Series B Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company and, subject to Section 7(b) below, the Holders of Transfer Restricted Securities; (v) all application and filing fees in connection with listing Notes on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

            The Company will bear their internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by any Company.

            Notwithstanding the foregoing or anything in this Agreement to the contrary, each Holder shall pay all underwriting discounts and commissions of any Underwriters with respect to Notes sold by or on behalf of such Holder.

            (b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company will reimburse the Initial Purchaser and the Holders of Transfer Restricted

Securities being tendered in the Exchange Offer and/or resold pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be Latham & Watkins or such other counsel as may be chosen by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

SECTION 8.        INDEMNIFICATION

            (a) The Company agrees to indemnify and hold harmless (i) each Holder and (ii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) any Holder (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person") and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as a "Company Indemnified Person"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including without limitation and as soon as reasonably practicable, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Company Indemnified Person) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Company by any of the Holders expressly for use therein; provided, however, that the Company shall not be liable pursuant to this subsection (a) with respect to any preliminary prospectus to the extent that any such loss, claim, damage, liability, judgment, action or expense arises solely from the fact that a Company Indemnified Person sold Notes to a person to whom there was not sent or given, on or prior to the written confirmation of such sale, a copy of the final Prospectus, as amended and supplemented, provided that the Company had previously furnished copies thereof to such Company Indemnified Person in accordance with this Agreement and the final Prospectus, as amended and supplemented, would have corrected any such untrue statement or omission and that the Company Indemnified Person failed to deliver such final Prospectus.

            In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Company Indemnified Persons with respect to which indemnity may be sought against the Company, such Company Indemnified Persons (or the Company Indemnified Persons controlled by such controlling person) shall promptly notify the Company in writing (provided, that the failure to give such notice (i) will not relieve the Company from liability under paragraph (a) above unless and to the extent it did not otherwise learn of such action and such failure materially prejudices the substantial rights and defenses of the Company and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) above). The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the Company Indemnified Persons in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Company Indemnified Persons or parties except as set forth below); provided, however that such counsel shall be reasonably satisfactory to the Company Indemnified Persons. Notwithstanding the indemnifying party's election to appoint counsel to represent the Company Indemnified Persons in an action, the Company Indemnified Persons shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the Company Indemnified Persons would, in the opinion of legal counsel to the Company Indemnified Persons, present such counsel with a conflict of interest,
(ii) the actual or potential defendants in, or targets of, any such action include both the Company Indemnified Persons and the indemnifying party and the Company Indemnified Persons shall have been informed in writing by legal counsel that there may be legal defenses available to it and/or other Company Indemnified Persons which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the Company Indemnified Persons to represent the Company Indemnified Persons within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the Company Indemnified Persons to employ separate counsel at the expense of the indemnifying party. The Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Company Indemnified Persons, which firm shall be designated by the Holders. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the Company Indemnified Persons from and against any loss or liability by reason of such settlement or judgment. The Company shall not, without the prior written consent of each Company Indemnified Persons, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Company Indemnified Persons is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Company Indemnified Person from all liability arising out of such action, claim, litigation or proceeding.

            (b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless (i) the Company, (ii) each controlling person, if any, with respect to the Company and (iii) their respective directors, officers, and any controlling person with respect to the foregoing persons (and persons referred to in clause (i), (ii) or (iii) may be referred to as a"Holder Indemnified Person"), to the same extent as the foregoing indemnity from the Company to each of the Company Indemnified Persons, but only with respect to information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement. In case any action or proceeding shall be brought against any Holder Indemnified Person in respect of which indemnity may be sought against a Holder of Transfer Restricted Securities, such Holder shall have the rights and duties given the Company and the Holder Indemnified Person shall have the rights and duties given to each Company Indemnified Person by the preceding paragraph. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds received by such

Holder upon the sale of the Transfer Restricted Securities giving rise to such indemnification obligation.

            (c) In order to provide for contribution in circumstances in which the indemnification provided for in Sections 8(a) and 8(b) hereof is for any reason held to be unavailable from the Company or is insufficient to hold harmless a party indemnified hereunder, the Company, on the one hand, and each Holder, on the other hand, shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims damages, liabilities and expenses suffered by the Company any contribution received by the Company from persons, other than the Holders, who may also be liable for contribution, including controlling persons with respect to the Company) to which the Company and such Holder may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Company, on one hand, and such Holder, on the other hand, or if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in this
Section 8, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, on the one hand, and such Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on one hand, and each Holder, on the other hand, shall be deemed to be in the same proportion as (i) the total proceeds from the offering of the Notes (net of discounts but before deducting expenses) received by the Company and (ii) the total proceeds received by such Holder upon the sale of the Notes giving rise to such indemnification obligation. The relative fault of the Company, on the one hand, and of each Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation or by another method of allocation which does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 8(c), (i) in no case shall any Holder be required to contribute any amount in excess of the dollar amount by which the proceeds received by such Holder upon the sale of the Notes exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8(c),
(A) each controlling person, if any, with respect to any Holder and (B) the respective officers, directors, partners, employees, representatives and agents of each Holder or any controlling person shall have the same rights to contribution as such Holder, and each controlling person, if any, with respect to the Company and the respective officers, directors, partners, employees, representatives and agents of the Company and any controlling person shall have the same rights to contribution as the Company, subject in each case to clauses
(i) and (ii) of this Section 8(c). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 8(c), notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8(c) or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its prior written consent; provided, however, that such written consent was not unreasonably withheld.

SECTION 9.        RULE 144A

            The Company hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.


SECTION 10.       PARTICIPATION IN UNDERWRITTEN REGISTRATIONS

            No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements. The Company shall not be obligated to engage in more than one Underwritten Registration hereunder.


SECTION 11.       SELECTION OF UNDERWRITERS

            The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided, that such investment bankers and managers must be reasonably satisfactory to the Company.


SECTION 12.       MISCELLANEOUS

            (a) Remedies. The Company agrees that monetary damages (including the liquidated damages contemplated hereby) would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

            (b) No Inconsistent Agreements. The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Company has not previously entered into any agreement granting any registration rights with respect to the Notes to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof other than the Purchase Agreement and the Purchase Agreement Supplement with the Initial Purchaser.

            (c) Adjustments Affecting the Notes. The Company will not take any action with respect to the Notes that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

            (d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered.

            (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telecopier, or air courier guaranteeing overnight delivery:

                  (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

                  (ii) if to the Company:

                                            SAC Acquisition Corp.
                                            c/o CGW Southeast Partners III, L.P.
                                            Twelve Piedmont Center
                                            Suite 210
                                            Atlanta, GA 30305
                                            Attention:  William A. Davies

            All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

            Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

            (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

            (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

            (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

            (k) Entire Agreement. This Agreement together with the other Operative Documents (as defined in the Purchase Agreement) is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                           SAC ACQUISITION CORP.



                                           By:   /s/ William A. Davies
                                                 -----------------------------
                                                 Name: William A. Davies
                                                 Title: Chairman of the Board

            The foregoing Registration Rights Agreement is hereby confirmed, accepted and agreed as of the date first above written.



NATIONSBANC MONTGOMERY SECURITIES LLC


By:   /s/ Mark Wilson
      --------------------------------
      Name:    Mark Wilson
      Title:   Managing Director